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VDSI—VASCO Enters Agreement to Acquire Electronic Signature Leader Silanis M&A Conference Call

EVENT DATE/TIME: OCTOBER 06, 2015 / 09:00PM GMT

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OCTOBER 06, 2015 / 09:00PM GMT, VDSI - VASCO Enters Agreement to Acquire Electronic Signature Leader Silanis M&A Conference Call

CORPORATE PARTICIPANTS

Ken Hunt VASCO Data Security International—CEO

Tommy Petrogiannis Silanis Technology—CEO

John Gunn VASCO Data Security International—VP—Corporate Communications

Cliff Bown VASCO Data Security International—CFO

CONFERENCE CALL PARTICIPANTS

Joe Maxa Dougherty & Company—Analyst

Stan Berenshteyn Sidoti & Company—Analyst

Fred Siegel Topeka Capital Markets—Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. Welcome to the VASCO Data Security International, Inc. Silanis Technology Acquisition call.

During the presentation, all participants will be in a listen-only mode and afterwards, we’ll conduct a question and answer session. At that time if you have a question, please press the one, followed by the four on your telephone. If at any time during the conference you need to reach an operator, please press star zero.

I would now like to turn the conference over to John Gunn, Vice President of Corporate Communications. Please go ahead.

John Gunn —VASCO Data Security International—VP—Corporate Communications

Thank you, operator. Greetings everyone, and thank you for joining the VASCO Data Security Silanis Acquisition Investor conference call. My name is John Gunn and I’m the Vice President of Corporate Communications.

This call is being broadcast over the internet and can be accessed on the Investor Relations section of VASCO’s website at ir.vasco.com. During this call, we will provide an update on our announced acquisition of Silanis Technology, Inc.

Speaking first will be Ken Hunt, VASCO Chairman, Founder and CEO, followed by Tommy Petrogiannis, CEO and Co-Founder of Silanis, and then we will open the call for questions.

Please note that statements made during this conference call that relate to future plans, events, or performances including statements regarding expectations with respect for the company’s pending acquisition of Silanis are forward-looking statements.

We have tried to identify these statements by using words such as “believes,” “anticipates,” “plans,” “expects,” “projects,” and similar words and these statements involve risk and uncertainties and are based on current expectations.

Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. I direct your attention to today’s press release and the company’s filings with the US Securities and Exchange Commission for discussion of such risks and uncertainties in this regard.

In addition, please note that the date of the conference call is October 6, 2015, and any forward-looking statements and related assumptions are made as of this date. Except as expressly required by the Federal Securities Laws, we undertake no obligation to update these statements as a result of new information for future events or for any other reason.

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OCTOBER 06, 2015 / 09:00PM GMT, VDSI - VASCO Enters Agreement to Acquire Electronic Signature Leader Silanis M&A Conference Call

At this time, I will turn the call over to Ken Hunt.

Ken Hunt —VASCO Data Security International—CEO

Thank you, John, and thank you, everyone, for joining us on the call. Today, we are very excited to announce the largest and most significant acquisition in the 26-year history of VASCO.

We have entered into an agreement to acquire Silanis, a rapidly-growing Canadian company that is market-leading provider of electronic signature solutions used to sign, send and manage digital documents.

Examples of this are mortgage documents, bank account opening documents and documents supporting similar transactions that were previously processed manually. By using Silanis’ digital process solutions, companies can demonstrate compliance with process-related regulations, increase efficiency, reduce costs and provide a much more positive customer experience.

We believe that Silanis’ digital transaction solutions is a natural extension of our authentication and fraud prevention solution portfolio.

We further believe that VASCO and Silanis share a common vision and mission, which is to address the business needs of organizations that conduct secure digital transactions over the internet that must meet strict regulatory compliance requirements.

As you know, VASCO enjoys an exceptional position as a trusted provider of solutions that enable secure online and mobile transactions. Silanis has a similar position in North America and not just with banks, but also with leading insurance providers, health care providers, pharmaceutical companies, and government accounts including the USDA, the Army and GSA.

We expect the transaction to deliver significant revenue synergies by leveraging VASCO’s customer base. Directly after closing, we will be able to start selling Silanis’ solutions to the 10,000 global organizations including the 1,700 plus banking customers in our customer base.

Silanis and VASCO already have common customers today in the banking segment, and some of the world’s largest customers have recently communicated their need to manage their digital business transactions.

I personally experienced this first-hand last month when I was meeting with executives of a major European bank and coincidently they asked me about exactly the type of solution that Silanis provides.

We can start selling Silanis solutions to our customers on day one after close because no integration or additional development is needed for many applications. We will support additional investments in Silanis to allow them to expand internationally.

We will essentially take Silanis’ success in North America and as rapidly as possible export that to our customer base around the world. I’m also very pleased with how the acquisition demonstrates progress in executing our vision.

To start, this includes delivering innovative solutions that will be in high demand among our customers because of the security and convenience they provide. Second, Silanis is a SaaS provider and this will help us achieve our objective of increasing the percentage of our revenue that comes from a recurring revenue model.

Third, because Silanis does most of their business in North America across a broad range of vertical market segments including government, health care and insurance, this will help us achieve our objective of adding new customers in new verticals. And in this instance, especially those generating revenue in North America.

We expect to operate Silanis as a separate business unit with Tommy Petrogiannis, its CEO and Co-Founder reporting directly to me. While Jan Valcke and his team will coordinate sales and marketing activities globally with Silanis, Yan’s primary focus will be on continuing to achieve the long-term growth that we expect from VASCO’s core authentication and anti-fraud business.

Silanis’ business is very attractive today. They are growing at a very healthy pace. Revenues reported by Silanis using Canadian Generally Accepted Accounting Principles were approximately $12 million for the full-year 2014, an increase of more than 25% over full-year 2013.

And for the full-year 2015, they expect to report revenues of approximately USD $16 million, an increase of approximately 30% over full-year 2014 results.

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OCTOBER 06, 2015 / 09:00PM GMT, VDSI - VASCO Enters Agreement to Acquire Electronic Signature Leader Silanis M&A Conference Call

Based on bookings of new business through the third quarter of 2015, which were up more than 200% over the comparable period in 2014, Silanis is projecting that its revenues for 2016 on a standalone basis will increase more than 25% over 2015.

It’s very exciting to expand into a solution segment with strong double-digit growth. Forrester Research reports that the e-Signature market segment has been growing at a rate of 53% for the past few years and they expect this trend to continue through 2017, which is as far out as their numbers go.

In their last Wave Report from 2013, Forrester identified Silanis as one of the top providers for e-Signature solutions along with DocuSign and Adobe. Analysts and customers give the Silanis e-SignLive solution high marks for many reasons, including its unique ability to completely white label the e-Signature process, an active audit process with the most complete audit trails, a uniform platform that supports Cloud on-premise and hybrid implementations, and a growing number of regional data centers around the globe that allow customers to meet regulatory and data residency requirements.

Under the terms of the definitive agreement, VASCO will acquire all of the outstanding equity of Silanis for cash consideration of $85 million. The acquisition will be financed from VASCO’s existing cash balances.

We believe that acquisitions such as Silanis our recent acquisitions of Risk IDS and Cronto add additional acquisition opportunities that we are pursuing and are the best use of our cash. Because Silanis is investing heavily in its growth, including its expansion into Europe, we expect the acquisition to be dilutive in 2016 on a GAAP and non-GAAP basis, which would exclude the amortization purchased in tangible assets.

We expect the acquisition to be accretive in 2017 on a non-GAAP basis. Subject to a closing blackout period from December 1 through December 31, 2015, VASCO and Silanis will move commercially reasonable efforts to cause the closing to occur as soon as practicable, but in any event by January 31, 2016, or such other date as the parties may agree to in writing.

While we are obviously excited about the addition of Silanis to VASCO, it is important to emphasize that VASCO remains fully committed to our core authentication and fraud prevention business.

We are continuing to invest significantly in developing the next generation of our core solutions to meet the evolving needs of our global customer base. At this time, I would like to introduce Tommy Petrogiannis, Silanis’ Chief Executive Officer and Co-Founder.

It is Tommy’s vision and leadership that have propelled Silanis to where the company is today. I am very happy to share that Tommy has committed to staying with Silanis and leading us to the next level. Tommy?

Tommy Petrogiannis —Silanis Technology—CEO

Thanks, Ken. It’s a real pleasure to be part of this call. I am personally very excited about the combination of our two companies. We’re all about making paperless happen. We target regulated markets, where completing a transaction, has to be done properly.

There is a growing need for organizations to go digital and the driving factors are often providing that transformational customer experience, increased compliance needs and requirements, and cost reductions and/or revenue acceleration.

Some of the largest banks, insurers, government agencies have standardized on our solutions across the enterprise processing hundreds of millions of documents annually and have eliminated paper in their internal processes, as well as in their customer-facing lines of business.

As a company, we have a very strong presence in North America and have been organically growing our customer base in Europe, Australia and Asia. Our plan at the beginning of this year was to expand globally.

In June, we announced that we would be launching instances of our e-SignLive solution in multiple IBM Cloud data centers in order to address data residency requirements of the regulated customers in multiple regions.

With today’s announcement, we can accelerate our global game plan, expansion aggressively and cost-effectively while bringing to VASCO a recurring revenue software machine that can leverage VASCO’s current product set.

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OCTOBER 06, 2015 / 09:00PM GMT, VDSI - VASCO Enters Agreement to Acquire Electronic Signature Leader Silanis M&A Conference Call

I take pride in the fact that we consistently have the highest customer satisfaction ratings and Net Promoter Scores in our market.

Knowing that the culture and the DNA of these two companies is very similar in that we focus on the customer has me extremely pumped about what the future will bring. Thank you and let me turn this back over to Ken.

Ken Hunt —VASCO Data Security International—CEO

Thank you, Tommy. I will close by summarizing why we like this transaction so much. We will soon have one of the leading providers of electronic signature solutions in our solution portfolio, and as you can see, this is a rapidly growing category.

We believe that in addition to the strong demand that we believe exists for Silanis’ solutions in our primary vertical category, which is banks, the addition of Silanis is expected to provide opportunities for us to introduce our core authentication products to insurance firms, health care, government agencies, and other verticals that are currently customers of Silanis.

We believe the addition of Silanis is a natural extension of our commitment to protect and facilitate online transactions via the web and mobile devices. The simple fact is that no business can successfully go mobile if they still require a customer to show up in person to sign a document, or if the mobile transaction is not secure.

With Silanis’ current revenue model, we expect to accelerate the percentage of our revenue that comes from a recurring revenue model. With Silanis’ existing and planned data centers in many locations around the world that support their product offering, we will have the infrastructure that is required to successfully sell this solution on a global basis.

The addition of Silanis increases VASCO’s revenue base in North America and is expected to facilitate future revenue growth in this region. And finally, we will have e-Signature technology that we and many industry analysts believe is among the best in the category.

This concludes our comments for today and we will now open the call for questions. Operator?

QUESTION AND ANSWER

Operator

(Operator Instructions). Our first question is from Joe Maxa with Dougherty and Company. Please proceed.

Joe Maxa —Dougherty & Company—Analyst

Thank you. Congratulations, Ken, and it looks like a nice acquisition.

Ken Hunt —VASCO Data Security International—CEO

Thank you, Joe.

Joe Maxa —Dougherty & Company—Analyst

Yes, a couple of questions. So I’m curious, you know, first of all, how — and maybe this is for Tommy — how do you get paid? If you look at the business model, I know it’s a SaaS model, but I’m wondering is it per transaction or how that works. And I’m also curious about the competitive environment and you talked about a couple of other, you know, companies here, obviously respected companies, and wondering what the pricing environment is alongside those guys.

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OCTOBER 06, 2015 / 09:00PM GMT, VDSI - VASCO Enters Agreement to Acquire Electronic Signature Leader Silanis M&A Conference Call

Tommy Petrogiannis —Silanis Technology—CEO

Sure. Okay. This is Tommy. So thanks, Joe. Fundamentally, the easiest way to describe our pricing model, is any document we process through the system, you’re paying on a per document charge.

So if you’re thinking about a simple credit card application or maybe one document that needs to filled out, so they’re paying us for that one document that’s being processed; however, if you’re doing something like a mortgage closing, there may be 85 documents in that package. Not all are being signed, but they’re all being managed as part of the process, and our platform actually manages the execution of the entire process.

So they’re paying us for every document in that package. So typically, customers will pre-buy a certain number of documents per year that they’re going to process, and it’s a use it or lose it kind of model in the sense that if they don’t process all those documents in the current year, they still have to re-buy again in the following year.

And that’s independent of how they deploy the solution. So if it’s — they’re using our multi-tenant SaaS offering, they stay that way, or even if they deploy our solution behind theie firewall on-premise, they still purchase the documents on an annual basis.

Joe Maxa —Dougherty & Company—Analyst

So is it fair to say you’re — it’s — you — obviously your transactions are growing or your number of documents processed are growing. So do you have a number? I mean, I think I saw a billion on your website.

Tommy Petrogiannis —Silanis Technology—CEO

Yes, it’s — they definitely continue to grow and we’re seeing the growth coming from a number of areas. One is just our own customers are expanding to additional lines of business within their organization. So they might’ve started for consumer lending and then they moved to deposit account openings and then insurance, et cetera.

So we’re seeing expansion from increased use cases, but also the number of new named accounts that we’ve been adding has been dramatically increasing. This year we’re on-track to add three times as many new named accounts as we added last year and, you know, the competition is also growing in that marketplace, but we’re growing pretty aggressively when it comes to the rate of growth that we’re seeing within our customer base.

We’re getting enterprise-wide deployments happening now inside these organizations. You had also talked about the competitive landscape. We definitely have a number of competitors. DocuSign and Adobe are probably two best known.

I guess from a company strategy point of view our fundamental difference and go-to market difference is that we focus on regulated markets. We believe that the non-regulated markets, it’s become a commodity product. So figuring out how to make money out of that part of the market commoditized. I think it’s very difficult.

DocuSign and Adobe target those markets as well. We focus on the regulated markets and have unique product capabilities that really appeal to that crowd.

Ken Hunt —VASCO Data Security International—CEO

And Joe and the audience, that aligns perfectly with our strategy. We serve the same markets in the majority. So — and also, I mentioned before white labeling. That’s exactly what we do with the majority of our banks. We create the products in their color, their logo. So it’s their brand and the strategy of Silanis is exactly the same.

And it can be in the Cloud, it can be on-premise or some combination of that.

Tommy Petrogiannis —Silanis Technology—CEO

Yes, you probably actually use this and you don’t even know it. If you’ve bought insurance online in North America or processed some sort of loan paperwork, that’s probably our technology driving it, but it’s a seamless experience so whichever bank or which insurance carrier you’re interacting with, it looks and feels like their brand all the way through the transaction.

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OCTOBER 06, 2015 / 09:00PM GMT, VDSI - VASCO Enters Agreement to Acquire Electronic Signature Leader Silanis M&A Conference Call

We’re behind the scenes. We’re white labeled as part of that solution, and that just yields better customer experience, better trusted brand recognition for our customers as they reach out to their end customers.

Joe Maxa —Dougherty & Company—Analyst

And Tommy, do you break out the number of users or number of customers just to give us a ballpark comparison between, like, a — some of the other guys?

Tommy Petrogiannis —Silanis Technology—CEO

We do have those numbers, but it’s kind of hard to compare directly simply because if you look at the DocuSigns or the — or the Adobes of the world, you know, they’ll call a customers a single user who might be buying one license to work with SalesForce. We might be signing up one insurance carrier who services 20,000 end customers every year.

So those end customers are using our technology, but we have one customer. So we target the carriers, we target the banks, and we’re — every year, we’re adding hundreds and hundreds of new named accounts in that process, but they process each, you know, tens of thousands, hundred thousand, millions of documents every year with their end customers.

Joe Maxa —Dougherty & Company—Analyst

I see. So Ken or maybe Cliff if you’re there on the discussion of dilutive in 2016, do we have any type of color what that may mean for the bottom line?

Ken Hunt —VASCO Data Security International—CEO

Cliff, you can handle that.

Cliff Bown —VASCO Data Security International—CFO

Hi, Joe. We do in terms of the general sense of where the numbers are. We don’t in terms of percentage dilution because our plans for our business are not yet set and similarly, the detailed plans for how we’re going to interoperate with Silanis are not set. And again, we’re going to have differences potentially between Canadian GAAP and US GAAP.

So if you’re building a model, I would tend to focus on what you will soon see, because it will be part of our 8-K filings as we move forward, but I would expect an operating loss of $5 million to $10 million in the 2016 range for the combined operation of Silanis.

Again, those numbers — well, there’s a pretty wide range of variance in those numbers and those numbers can change as we finalize our plan and do the conversion from Canadian GAAP to US GAAP.

Joe Maxa —Dougherty & Company—Analyst

And so that $5 million to $10 million is a GAAP number you’re talking about?

Cliff Bown —VASCO Data Security International—CFO

It would be a non-GAAP number. So it excludes the amortization of the purchase intangibles. Again, we’re going to have to go through and allocate the $85 million purchase price to various intangibles with the balance going to goodwill.

There won’t be a lot of tangible assets that come with the acquisitions. So the majority of the $85 million will be split between amortizable intangibles and goodwill. We don’t yet know what that allocation will be.

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OCTOBER 06, 2015 / 09:00PM GMT, VDSI - VASCO Enters Agreement to Acquire Electronic Signature Leader Silanis M&A Conference Call

So when we talk about the dilution for 2016, clearly it’ll be dilutive on a GAAP basis, which includes the amortization. It’ll also be dilutive on a non-GAAP basis, which excludes the amortization, and as we move into 2017, we would expect then the non-GAAP to be accretive.

Joe Maxa —Dougherty & Company—Analyst

OK. So to verify, the $5 million to $10 million is the Silanis operations, but.

Cliff Bown —VASCO Data Security International—CFO

On a non-GAAP basis.

Joe Maxa —Dougherty & Company—Analyst

... non-GAAP basis. Yes. OK. I understand. And then also, is that being a SaaS model are you going to — you can’t book the revenue right away? That’s in a deferred number, right? So you’re going to have to build that revenue up?

Cliff Bown: That’s exactly correct. We expect a significant increase in our deferred revenues as the organization grows. They already have a good deferred revenue base going into 2016. How much of that will actually carry forward will also, in part, be a purchase price allocation issue.

As you know for monies that have been received, they’re sitting in deferred revenue under US GAAP. Generally, those revenues are not continuing forward as deferred revenues. They’re written off as part of the acquisition purchase price allocation process.

Joe Maxa —Dougherty & Company—Analyst

Right. Right. Right. Understood. So you do have to build that back up and you see the benefit obviously in 2017.

Cliff Bown —VASCO Data Security International—CFO

That’s exactly right.

Joe Maxa —Dougherty & Company—Analyst

OK. I’ll jump back in the cue and let some others ask. Thank you.

Operator

Our next question is from Stan Berenshteyn with Sidoti and Company. Please proceed.

Stan Berenshteyn —Sidoti & Company—Analyst

Great. Thanks for taking my questions. I guess the first question is is there any client overlap between the two companies?

Ken Hunt —VASCO Data Security International—CEO

Any overlap?

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OCTOBER 06, 2015 / 09:00PM GMT, VDSI - VASCO Enters Agreement to Acquire Electronic Signature Leader Silanis M&A Conference Call

Stan Berenshteyn —Sidoti & Company—Analyst

In the clients .

Ken Hunt —VASCO Data Security International—CEO

Client overlap? I made the comment that there is — there is client overlap with the two companies. They have some banks we have. They have some clients we have. But the great opportunity is for us to go to their customers and for us to introduce them to our large number of banks to seek absolute opportunities.

So — but there is some overlap and it’ll become more, more so going forward.

Stan Berenshteyn —Sidoti & Company—Analyst

So the other question is it was mentioned that bookings in the third quarter of Silanis were up 200%, but the guidance for 2016 sales growth is 25%. Can you kind of reconcile why there’s such a large discrepancy between bookings going up by such high amounts and sales maintaining a 25% growth trajectory?

Tommy Petrogiannis —Silanis Technology—CEO

Yes. Well, I can tell you from our lines, a lot of these bookings have been accelerating over the last — over the last quarter pretty dramatically. So the — our current numbers for next year that we have and for this year are really based on our plan that we had built and our model that we had built at the beginning of this year, which didn’t even include the synergy of the two companies together.

So I guess for lack of better term, it’s conservative guidance based on what we knew when we put the numbers together going into this year and the acceleration has just continued every quarter.

So those numbers are going to get adjusted as we finalize our plans and look into the impact of things that just closed literally in the last few weeks and what they will actually have effect on next year in terms of GAAP revenue.

Cliff Bown —VASCO Data Security International—CFO

Yes. And Stan.

Stan Berenshteyn —Sidoti & Company—Analyst

Okay. And — I’m sorry. Go ahead.

Cliff Bown —VASCO Data Security International—CFO

Stan, this is Cliff Bown. as well. Just to add a bit more to that from the accounting or reporting point of view, when we talk about the 25% growth, we’re talking about revenue booked in accordance with general accepted accounting principles.

When we talk about bookings, I think the term that’s used in the press release is new bookings. So that’s not the total amount of bookings. That’s just a comparison of incremental bookings. So it’d be increases in bookings from existing customers and new customer bookings compared to those same categories in the previous year.

So it’s not total bookings. So the two of them .

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OCTOBER 06, 2015 / 09:00PM GMT, VDSI - VASCO Enters Agreement to Acquire Electronic Signature Leader Silanis M&A Conference Call

Stan Berenshteyn —Sidoti & Company—Analyst

I apologize. That makes sense.

Ken Hunt —VASCO Data Security International—CEO

OK. So since it also is a recurring revenue scheme. A significant amount of those new bookings will likely end up in deferred revenue at the end of any accounting or reporting period. So not all of the bookings are going to flow through revenue in the current period or even in the next period. That’ll carry over to the following period.

Stan Berenshteyn —Sidoti & Company—Analyst

OK. And Cliff, another follow-up question. So just to understand the funding side, you know, about 50% of your cash is domestic, 50% is abroad. How are you funding this acquisition? Where is the cash coming from?

Cliff Bown —VASCO Data Security International—CFO

It’ll be a combination of cash in the form of investment in the equity of the company and then a loan. So we will be setting up a new subsidiary in Canada. We’ll fund that subsidiary with an infusion of equity from the United States for a portion of the cash. That entity will then also borrow money from our Swiss subsidiary and those monies would be repaid over time.

So the total of $85 million will come from a combination of US and international cash.

Stan Berenshteyn —Sidoti & Company—Analyst

Okay, okay. That’s it. I’ll jump back in the cue. Thank you.

Operator

Once again, if you’d like to register for a question, please press one four, and our next question is from Fred Siegel with Topeka Capital Markets. Please proceed.

Fred Siegel —Topeka Capital Markets—Analyst

Good afternoon, everybody. A couple of things: One, in the press release I think itï¿ 1⁄2s a quote from the Forrester guy referencing some directives in the EU to solidify and promote e-Signature adoption.

What does that mean? are there mandates in place or about to be put in place?

Tommy Petrogiannis —Silanis Technology—CEO

Yes. Actually, this is Tommy speaking. There’s been a number of changes that have been happening in the E.U. over the past — over the recent few years and also this year again.

So one was a relaxation of the definition of how electronic signatures had to be executed to better follow what was happening in North America, and that was one of the reasons why the EU lagged behind the North American market in terms of adoption.

The laws are overly stringent, if you will. So they relaxed the laws quite a bit to better match what’s happening in North America and that’s what’s driving, A, adoption there, and also harmonization.

There were recent changes made to that across different countries. As long as you’re a member of the EU those signatures would be recognized to allow trans — or intercountry transactions happening.

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OCTOBER 06, 2015 / 09:00PM GMT, VDSI - VASCO Enters Agreement to Acquire Electronic Signature Leader Silanis M&A Conference Call

So those two mandates were recently enacted and it really has streamlined and simplified the ability for that market to adopt.

Fred Siegel —Topeka Capital Markets—Analyst

Okay. And I had a question — another question for you, Tommy. What’s the current Silanis sales model and how would we think about that changing if at all once you’re a part of VASCO?

Tommy Petrogiannis —Silanis Technology—CEO

Actually, we don’t see it changing much. We see it being enhanced in leveraging the current, both VASCO’s current, model and ours. We have a direct sales force that goes after the large, you know, over $1 billion market cap opportunities. They sell our solutions enterprise-wide, then we also have a partner channel that goes through resellers who either deliver tailored solutions to those verticals or even through things like Sales Force and Microsoft where we’re integrated with things like SalesForce itself or Microsoft Dynamics or SharePoint.

So it’s a combination of a reseller model and a direct, and also a large OEM portion that’s continuing to grow where OEMs are integrating our solutions into their end product as part of an end-to-end solution. And when they sell their good and every time they do a transaction, we get a revenue slice, and we see that just continuing to expand through VASCO’s network also.

Fred Siegel —Topeka Capital Markets—Analyst

What type of — what type of company would be an example of an OEM or maybe youï¿ 1⁄2ve got a specific name?

Tommy Petrogiannis —Silanis Technology—CEO

Sure. Well, there’s a number — if you look at the banking industry, there’s organizations in the states like Argo Data Systems that, you know, they do — they manage all the front office for banks.

So they will integrate us into their account opening system or into their loan origination system. You have in the insurance space organizations like iPipeline who create full-life products and they’re selling that.

In the UK, we have a great little company that’s been doing quite well, a private one, as an example, which is [Iox]. They do a consumer credit platform for the retail markets. So anytime someone wants to get a loan, they have the lenders on one side, the retailer on the other, and they provide the platform in the middle. They use that to make sure that all that documentation is done properly.

Fred Siegel —Topeka Capital Markets—Analyst

Okay. Last question. Are your — are your subscriptions 12 months or are there different terms?

Tommy Petrogiannis —Silanis Technology—CEO

Yes, typically people will buy a 1-year period and what we found is as long as the customer gets into production, they rarely — they rarely abandon, so they become a customer for life in essence, but we have a very, very high retention rate.

However, the larger organizations do prefer to buy, you know, 3-year type deals. Our average deal size with the larger organization is about a 2.5 year contract cycle. That gives them price certainty. It gives them, you know, some negotiation leverage in terms of what they’re willing to pay because they’re committing up-front, but we look for a year minimum, and then — but I said the average for the larger organization is about 2 and a half years that they’ll sign up for.

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OCTOBER 06, 2015 / 09:00PM GMT, VDSI - VASCO Enters Agreement to Acquire Electronic Signature Leader Silanis M&A Conference Call

Fred Siegel —Topeka Capital Markets—Analyst

And the renewal rates must be something north of 90 percent?

Tommy Petrogiannis —Silanis Technology—CEO

Yes. The last I checked we were about 97%.

Fred Siegel —Topeka Capital Markets—Analyst

Okay. All right.

Tommy Petrogiannis —Silanis Technology—CEO

And expansion from those — and one other big thing there is the expansion from those existing customers historically we’re adding a 13% compound. We had 113% year-over-year growth coming from existing customers. So they’re adding 13% to how much they use.

This year, it looks like it’s accelerating. So it looks like weï¿ 1⁄2ll be closer to 20% of expansion from existing customers.

Ken Hunt —VASCO Data Security International—CEO

Fred, this is Ken. I’d like to emphasize that the leverage we see with the two companies working together is that we see our channel, our banking channel, as an opportunity to sell additional products and services, and not necessarily to the same buyer that we currently talk to and sell to.

But because we have such a great reputation, we think that it will be a natural for the people that we deal with to introduce us to other departments in the bank. We also will continue to be working with the same legal department in the bank and the same procurement partner in the bank.

So we think that this will add tremendous leverage, again, to the two companies working together. Going the other way, when Silanis gets into an account, their strategy is land and expand.

So going into a bank, they might go into a department that handles mortgages. They make that sale and then perhaps from there they are referenced over to the auto loan department or some other department, and that strategy’s worked extremely well.

Going the other direction, because Silanis has the ability to go into a large organization and make a sale in a — in a division or department, let’s say within a bank, we believe their sale cycle is shorter than ours.

So if they get into a bank, they can then introduce us to the department that we normally call on, the retail banking department. So we see there’s tremendous synergy with this combination.

Fred Siegel —Topeka Capital Markets—Analyst

Is there any trend toward a shift from a department by department sale to a more corporate global sale? Do you see any of that happening?

Tommy Petrogiannis —Silanis Technology—CEO

Yes, absolutely. You know, the reason we walk in from a — first, a departmental or line of business point of view is strictly about velocity, right? We can get in a lot faster. It’s a — it’s a quicker, easier sales cycle, and then what we typically see, and we’ve seen this on a number of our accounts, we might start in one division and then they expand to another line of business and then they expand to another one, and then eventually it becomes an enterprise-wide deployment and purchase.

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OCTOBER 06, 2015 / 09:00PM GMT, VDSI - VASCO Enters Agreement to Acquire Electronic Signature Leader Silanis M&A Conference Call

And we’ve seen a number of those banks that are now using our technology as a shared service for the entire organization. So they’re providing their own SaaS service, if you will, of our solutions as a platform to digitize their entire organization.

So we start one department, and then they go across the board.

Fred Siegel —Topeka Capital Markets—Analyst

Okay.

Ken Hunt —VASCO Data Security International—CEO

And what we’re looking for in a bank, in one of our banks, is do they have some kind of an e-Signature initiative going on, and that we’ll find out about that from our contacts that we have in our traditional — in our traditional business.

And from there, we’ll introduce Silanis into the other departments. But I think the key is there are a lot of banks, a lot of organizations that have these initiatives under way.

Fred Siegel —Topeka Capital Markets—Analyst

Okay. Thanks.

Operator

Once again, if you’d like to register for a question, please press one four. And I believe that’s all the questions we have for today.

Ken Hunt —VASCO Data Security International—CEO

Okay. Well, thank you, operator, and thank you, everyone, for joining the call.

Tommy Petrogiannis —Silanis Technology—CEO

Thank you.

Operator

Ladies and gentlemen, that concludes the call for today. We thank you for your participation. I ask you to please disconnect your line.

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OCTOBER 06, 2015 / 09:00PM GMT, VDSI - VASCO Enters Agreement to Acquire Electronic Signature Leader Silanis M&A Conference Call

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